UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 21, 2015

(Exact name of registrant as specified in its charter)

Delaware	001-35655	27-1454759
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

121 Alhambra Plaza, Suite 1601
Coral Gables, Florida 33134
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (305) 670-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations And Financial Condition.

On October 21, 2015, Capital Bank Financial Corp. (the “Company”) issued a press release announcing its financial results for the third quarter of 2015.  A copy of the press release is furnished as Exhibit 99.1 herewith and is incorporated herein by reference.

The Company will host a conference call for investors and security analysts to discuss the financial results at 10:00 a.m. Eastern Time on October 21, 2015.  By press release dated October 7, 2015, the public was invited to listen to the conference call by telephone or by live webcast accessed through the Investor Relations area of the Company’s website at www.capitalbank-us.com.  A copy of the presentation slides to be presented in the conference call is furnished as Exhibit 99.2 herewith and incorporated herein by reference.

Item 8.01	Other Events.

On October 21, 2015, Capital Bank Financial Corp. (the “Company”) issued a press release announcing that its Board of Directors had declared a dividend of $0.10 per share, payable on November 16, 2015, to shareholders of record on November 2, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 99.1	Press Release of Capital Bank Financial Corp. dated October 21, 2015.

Exhibit 99.2	Presentation for conference call to be conducted by Capital Bank Financial Corp. on October 21, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK FINANCIAL CORP. (Registrant)

Date:	October 21, 2015	By:	/s/ Christopher G. Marshall
Christopher G. Marshall Chief Financial Officer

Exhibit Index

Exhibit 99.1	Press Release of Capital Bank Financial Corp. dated October 21, 2015.

Exhibit 99.2	Presentation for conference call to be conducted by Capital Bank Financial Corp. on October 21, 2015.